Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Volta Inc.

(Exact Name of Registrant Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	—	—	—		—		—		—		—		—
Fees Previously Paid (2)	Equity	Class A common stock, par value $0.0001 per share	457	(a)	116,019,569	(3)(4)	$11.45	(5)	$1,386,424,065.05		0.0001091		$144,931
Fees Previously Paid (2)	Warrants	Warrants to purchase shares of Class A common stock	Other		5,933,333		—	(6)	—	(6)	—	(6)	—	(7)
Carry Forward Securities
Carry Forward Securities	—	—	—		—		—		—		—		—		—	—	—	—
	Total Offering Amounts								$1,386,424,065.05				$144,931
	Total Fees Previously Paid												$144,931
	Total Fee Offsets												$0.00
	Net Fee Due												$0.00

(1)	Immediately prior to the consummation of the merger described in the prospectus forming part of this registration statement (the “prospectus”), Tortoise Acquisition Corp. II, a Cayman Islands exempted company (“Tortoise Corp II”), effected a deregistration under the Cayman Islands Companies Law (2020 Revision) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Tortoise Corp II’s jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware, and was renamed “Volta Inc.” (“Volta”), as further described in the prospectus. All securities being registered were or will be issued by Volta.
(2)	The share amounts listed in this table reflect the number of shares previously registered by the registrant on a Registration Statement on Form S-1 (File No. 333-259676) and do not reflect any subsequent sales or the deregistration of any shares. Accordingly, all registration fees have been previously paid.
(3)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	Consists of (i) 30,000,000 shares of Class A Common Stock issued in a private placement pursuant to subscription agreements entered into on February 7, 2021; (ii) 9,887,185 shares of Class A Common Stock that were issued by us upon the conversion of our Class B common stock; (iii) 8,625,000 shares of Class A Common Stock originally issued in a private placement to Tortoise Sponsor II LLC (the “Sponsor”) in connection with the initial public offering (the “IPO”) of Tortoise Corp II and subsequently distributed to the equity holders of the Sponsor; (iv) 5,933,333 shares of Class A Common Stock issuable upon exercise of 5,933,333 warrants originally issued in a private placement to TortoiseEcofin Borrower LLC in connection with the IPO (the “Private Warrants”); (v) 8,621,715 shares of Volta Class A Common Stock issuable upon the exercise of 8,621,715 warrants originally issued in connection with the IPO that were previously registered; (vi) 9,974,063 shares of Class A Common Stock issuable upon the exercise of warrants (the “Assumed Warrants”) assumed in the business combination described in this prospectus; and (vii) 42,978,273 shares of Class A Common Stock issued upon consummation of our business combination pursuant to the Business Combination Agreement and Plan of Reorganization, dated as of February 7, 2021, and held by certain of our officers, directors and greater than 5% stockholders and their affiliated entities. All of these shares were previously registered for resale pursuant to a Registration Statement on Form S-1 (File No. 333-259676).
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Class A Common Stock on September 14, 2021, as reported on the New York Stock Exchange.
(6)	Represents the resale of 5,933,333 Private Warrants.
(7)	In accordance with Rule 457(i), the entire registration fee for the Private Warrants is allocated to the shares of Class A Common Stock underlying the Private Warrants, and no separate fee is payable for the Private Warrants.